EXHIBIT 10.2
Amendment to Ethanol Marketing Agreement
Effective Date: June 18, 2006
     VeraSun Fort Dodge, LLC (“VeraSun Fort Dodge”) and Aventine Renewable Energy (“AREI”) are parties to that certain Ethanol Marketing Agreement dated as of February, 22, 2005 (the “Agreement”). The parties have discussed certain amendments to the Agreement as set forth below.
     Accordingly, in consideration of the mutual promises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, VeraSun Fort Dodge and AREI agree as follows:
1. Section 5 of the Agreement is hereby amended to include the following paragraph F:
F.	Unit Trains. In addition to any other payments due to VeraSun Fort Dodge under this Agreement, AREI shall pay VeraSun Fort Dodge $(**) per gallon of ethanol purchased from VeraSun Fort Dodge and shipped by means of a Unit Train to a Unit Train Receiving Facility. The payment cycle for Unit Train shipments shall begin at the time the relevant Unit Train has been loaded and is ready to be moved from VeraSun Fort Dodge’s facility. For purposes of this paragraph F, a “Unit Train” shall mean any train assembled at VeraSun Fort Dodge consisting of a minimum of 60 ethanol cars destined to be offloaded at a Unit Train Receiving Facility, and a “Unit Train Receiving Facility” shall mean any destination that receives Unit Trains for the purposes of offloading ethanol.
2. Except as provided above, all other terms of the Agreement shall remain in full force and effect until its termination on March 31, 2007.
     The parties have executed this Amendment to the Agreement effective as of date indicated above.

VeraSun Fort Dodge, LLC		Aventine Renewable Energy
1930 Hayes Ave		P.O. Box 10
Fort Dodge, IA 50501		Pekin, IL 61555

By:	/s/ William L. Honnef	By:	/s/ John R. Gray

Title:	SVP Sales and Marketing	Title:	VP Logistics & Development

Date:	June 19, 2006	Date:	June 26, 2006

1)	This confidential information has been omitted pursuant to a request for confidential treatment.

2)	The material has been filed separately with the SEC.